Exhibit 10.21

COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made this 30th day of November, 2004, by and between Altra Industrial Motion, Inc., a Delaware corporation (the “Company”), and Altra Holdings, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, Purchaser is purchasing shares of common stock of the Company prior to the issuance of any other shares of common stock of the Company;

NOW THEREFORE, IT IS HEREBY AGREED:

1.                                       Sale of Stock.  Subject to the terms hereof, the Company shall sell to Purchaser and Purchaser shall purchase from the Company, One Thousand (1000) shares of common stock of the Company (the “Stock”) at a price of $48,814.443 per share, or $48,814,443 in the aggregate (the “Purchase Price”).

2.                                       Payment of Purchase Price.  Concurrently with the execution of this Agreement, the Purchaser shall deliver to the Secretary of the Company the aggregate Purchase Price payable for the Stock in cash and all of the outstanding capital stock of The Kilian Company, in each case as set forth on Exhibit A hereto.

3.                                       Issuance of Shares.  Upon execution of this Agreement, the Company shall issue a duly executed certificate evidencing the Stock in the name of Purchaser.

4.                                       Representations and Warranties of Purchaser.

(a)                                  Investment Intent.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that the Stock has been acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Stock.

(b)                                 Restricted Securities.  Purchaser understands that the Stock has not been registered under the Act, on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Act, and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

Purchaser understands that if the Company does not register the Stock with the Securities and Exchange Commission pursuant to Sections 12 or 15 of the Securities Exchange Act of 1934 or if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Act) under the Act is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period.  The Purchaser also acknowledges that Purchaser understands that any sale of the Securities that might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that rule and that Purchaser may not be able to sell the Stock at the time or in the amount Purchaser so desires.  Purchaser is familiar with Rule 144 and understands that the Stock constitutes “restricted securities” within the meaning of that Rule.

(c)                                  Investment Experience.  In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as Purchaser has requested and deems appropriate to Purchaser’s investment decision.

(d)                                 Legends.  All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(i)                                     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

(ii)                                  Any legend required to be placed thereon by applicable state laws.

5.                                       Miscellaneous.

(a)                                  Further Instruments and Actions.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)                                 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party at the address hereinafter shown below such party’s signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party to this Agreement.

(c)                                  Governing Law, Assignment and Enforcement.  This Agreement is governed by the laws of Delaware without regard to its choice of law rules and shall inure to the benefit of the successors and assigns of the Company and be binding upon Purchaser, Purchaser’s heirs, executors, administrators, guardians, successors and assigns.  The prevailing party in any action to enforce this Agreement shall be entitled to attorneys’ fees and costs.  The

2

parties agree that damages are not an adequate remedy for Purchaser’s breach hereof and the Company shall accordingly be entitled to specific performance of this Agreement.

(d)                                 Amendments and Waivers.  This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral.  This Agreement may only be amended with the written consent of the parties or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

(e)                                  Cooperation.  Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THE COMPANY:

ALTRA INDUSTRIAL MOTION, INC.

By:
Name: Charles W. Nims
Title: President

PURCHASER:

ALTRA HOLDINGS, INC.

By:
Name: Michael L. Hurt
Title: Chief Executive Officer

[Common Stock Purchase Agreement]

Exhibit A

Purchase Price

Contributed Capital Stock of The Kilian Company

Class of Stock	Number of Shares	FMV
Series A Preferred Stock	87,656	$8,765,600.00
Common Stock	8,767	$54,443.07

Contributed Total Cash:   $39,994,400.00